Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Caesars Entertainment Resort Properties, LLC	Harrah’s Las Vegas, LLC	Caesars Entertainment Resort Properties Finance, Inc.
Harrah’s Laughlin, LLC	Rio Properties, LLC	AC Conference Holdco., LLC
AC Conference Newco., LLC	Caesars Linq, LLC	Caesars Florida Acquisition Company, LLC
Caesars Octavius, LLC	Flamingo Las Vegas Operating Company, LLC	Harrah’s Atlantic City Mezz 1, LLC
Harrah’s Atlantic City Mezz 2, LLC	Harrah’s Atlantic City Mezz 3, LLC	Harrah’s Atlantic City Mezz 4, LLC
Harrah’s Atlantic City Mezz 5, LLC	Harrah’s Atlantic City Mezz 6 LLC	Harrah’s Atlantic City Mezz 7, LLC
Harrah’s Atlantic City Mezz 8, LLC	Harrah’s Atlantic City Mezz 9, LLC	Harrah’s Atlantic City Operating Company, LLC
Harrah’s Atlantic City Propco, LLC	Octavius/Linq Intermediate Holding, LLC	Paris Las Vegas Operating Company, LLC

OFFERS TO EXCHANGE

$1,000,000,000 Aggregate Principal Amount of their 8% First-Priority Senior Secured Notes due 2020 and Related Guarantees (CUSIP Number             ) which Have Been Registered under the Securities Act of 1933, as amended, for a Like Aggregate Principal Amount of 8% First-Priority Senior Secured Notes due 2020

(CUSIP Numbers 699742 AA0/U7012P AA0)

and

$1,150,000,000 Aggregate Principal Amount of their 11% Second-Priority Senior Secured Notes due 2021 and Related Guarantees (CUSIP Number             ) which Have Been Registered under the Securities Act of 1933, as amended, for a Like Aggregate Principal Amount of 11% Second-Priority Senior Secured Notes due 2021

(CUSIP Numbers 699742 AC6/U7012P AB8)

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Caesars Entertainment Resort Properties, LLC, a Delaware limited liability company, Caesars Entertainment Resort Properties Finance, Inc., a Delaware corporation, Harrah’s Las Vegas, LLC, a Nevada limited liability company, Harrah’s Laughlin, LLC, a Nevada limited liability company , Rio Properties, LLC, a Nevada limited liability company, AC Conference Holdco., LLC, a Delaware limited liability company, AC Conference Newco., LLC a Delaware limited liability company, Caesars Florida Acquisition Company, LLC, a Delaware limited liability company, Caesars Linq, LLC, a Delaware limited liability company, Caesars Octavius, LLC, a Delaware Limited Liability Company, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, Harrah’s Atlantic City Mezz 1, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 2, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 3, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 4, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 5, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 6, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 7, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 8, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 9, LLC, a Delaware limited liability company, Harrah’s Atlantic City Operating Company, LLC, a New Jersey limited liability company, Harrah’s Atlantic City Propco, LLC, a Delaware limited liability company, Octavius/Linq Intermediate Holding, LLC, a Delaware limited liability company, Paris Las Vegas Operating Company, LLC, a Nevada limited liability company (each an “Issuer” and collectively the “Issuers”), made pursuant to the prospectus dated                     , 2014 (the “Prospectus”), if certificates for the outstanding $1,000,000,000 aggregate principal amount of its 8% First-Priority Senior Secured Notes Due 2020 (CUSIP Numbers

699742 AA0/U7012P AA0) and $1,150,000,000 aggregate principal amount of its 11% Second-Priority Senior Secured Notes Due 2021 (CUSIP Numbers 699742 AC6/U7012P AB8) (collectively, the “Initial Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit the Initial Notes and all required documents to reach the Issuers prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to U.S. Bank, National Association (the “Exchange Agent”) as set forth below and must be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. In addition, in order to utilize the guaranteed delivery, a Letter of Transmittal (or facsimile thereof), must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation with an agent’s message, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery to:

U.S. Bank National Association

Exchange Agent

By Overnight Delivery, Certified or Registered Mail:

60 Livingston Ave.

St. Paul, Minnesota 55107

Attn: Specialized Finance

By Hand:

60 Livingston Ave.

1st Floor—Bond Drop Window

St. Paul, Minnesota 55107

By Facsimile (For Eligible Institutions Only):

(651) 466-7372

For Information or Confirmation by Telephone:

(800) 934-6802

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus.

Principal Amount of Initial Notes Tendered[1]

$

Certificate Nos. (if available):

Total Principal Amount Represented by Initial Notes Certificate(s):	If Initial Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

[1]	Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three [New York Stock Exchange] trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code	(Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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